Execution Version
SECOND AMENDMENT TO CONDITIONAL CONSENT, WAIVER AND ACKNOWLEDGEMENT

November 30, 2023

I.Reference is hereby made to that certain Business Combination Agreement, dated as of June 28, 2021, by and among System1 Inc., a Delaware corporation (formerly known as Trebia Acquisition Corp., a Cayman Islands exempted company, “System1”), S1 Holdco, LLC, a Delaware limited liability company, System1 Midco, LLC, a Delaware limited liability company, System1 S1, LLC, a Delaware limited liability company, OpenMail LLC, a Delaware limited liability company, Orchid Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of System1, Orchid Merger Sub II, LLC, a Delaware limited liability company, Orchid Finco, LLC, a Delaware limited liability company, CSC III System1 Blocker Inc., a Delaware corporation, CSC (Offshore) III System1 Blocker, Inc., a Delaware corporation, CSC III-A System1 Blocker, Inc., a Delaware corporation, Court Square Capital Partners III, L.P., a Delaware limited partnership, Court Square Capital Partners (Offshore) III, L.P., a Cayman Islands limited partnership, Court Square Capital Partners IIIA, L.P., a Delaware limited partnership, Court Square Capital GP III, LLC, a Delaware limited liability company, Court Square Capital Partners (Executive) III, L.P., a Delaware limited partnership, System1 SS Protect Holdings, Inc., a Delaware corporation, the Persons listed on Exhibit L to the BCA, Trasimene Trebia, LP, BGPT Trebia LP and the Persons listed on Exhibit J to the BCA (collectively, as amended pursuant to the terms of the BCA, the “BCA Parties”), as amended by (i) Amendment No. 1 thereto, dated November 30, 2021, by and among the BCA Parties, (ii) Amendment No. 2 thereto, dated January 10, 2022, by and among the BCA Parties, and (iii) Amendment No. 3 thereto, dated January 25, 2022, by and among the BCA Parties (such Business Combination Agreement, as amended and together with any and all exhibits and schedules thereto, the “BCA”); and that certain Conditional Consent, Waiver and Acknowledgement, dated August 30, 2022, among System1, Protected UK, Christopher Phillips, an individual, and Just Develop It Limited, a private company organized under the laws of England & Wales (“JDI” or the “Year 3 Bonus Recipient”), as amended by the Waiver to the Conditional Consent, dated May 29, 2023 (the “Waiver”) and that certain Amendment No. 1 to the Consent, dated June 1, 2023 (the “First Consent Amendment”) (such consent, as amended, the “Consent”). Capitalized terms used but not otherwise defined in this amendment (this “Amendment”) will have the meanings ascribed to such terms in the BCA or the Consent, as applicable.
II.The parties hereto hereby acknowledge and agree that (w) the Initial Bonus Pool, the Second Bonus Pool and the Third Bonus Pool have been paid to the Year 3 Eligible Recipient pursuant to and in accordance with the terms of the BCA and the Consent, and none of System1, the System1 Board, Christopher Phillips, Protected UK or the Year 3 Eligible Recipients have any rights or obligations pursuant to Section 12.11(a) of the BCA or the Consent with respect to the First Bonus Pool, the Second Bonus Pool and the Third Bonus Pool, (x) certain payments with respect to the Fourth Bonus Pool have been paid to the Year 3 Eligible Recipient on May 30, 2023 and July 1, 2023, pursuant to and in accordance with the terms of the BCA and the Consent, including the First Consent Amendment, (y) the payments with respect to the Fourth Bonus Pool that would have been payable on each of October 1, 2023 and November 1, 2023 were not paid to the Year 3 Eligible Recipient on October 1, 2023 or November 1, 2023, respectively, pursuant to and in accordance with the terms of the BCA and the Consent, including the First Consent Amendment, because Protected UK did not meet certain conditions to such payment set forth in the First Consent

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Amendment, including the threshold tests described in Section 6 of the First Consent Amendment, and (z) certain payments with respect to the Fourth Bonus Pool are scheduled to become payable to the Year 3 Bonus Recipient on December 1, 2023, January 1, 2024 and February 1, 2024 (the “Remaining Fourth Bonus Pool Dates”), provided that certain conditions to the Fourth Bonus Pool becoming payable (the “Fourth Bonus Pool Conditions”) that are set forth in the First Consent Amendment are fulfilled.
III.The parties acknowledge that the obligations to issue shares of System1 Class A Common Stock to any Year 4 Eligible Recipients in respect of the Year 4 Stock Bonus Pool were the obligations of System1 and not of the other BCA Parties, JDI or Protected UK (as defined below).
IV.System1 has agreed to sell (such sale, the “Protected Divestiture”) all outstanding interests in Total Security Limited (formerly Protected.net Group Limited) (“Protected UK”) to JDI Antarctica Sub II Ltd (the “Protected Buyer”) pursuant to that certain Share Purchase Agreement relating to Protected UK, dated as of the date hereof, by and between System1, JDI Antarctica Ltd. (“JDI Antarctica”) and the Protected Buyer. Each of Christopher Phillips, JDI, JDI Antarctica and the Protected Buyer acknowledge and agree in respect of the provisions relating to the Bonus Pool that, following any disposition of Protected UK by System1 and its subsidiaries as a result of the Protected Divestiture, they will no longer be eligible for any payments due to be made with respect to the Fourth Bonus Pool (irrespective of whether any of the Fourth Bonus Pool Conditions are or might have been considered fulfilled by any of the Remaining Fourth Bonus Pool Dates) and in any event were not intended to have any further effect in the event of such disposition, notwithstanding any provision of the BCA to the contrary. Accordingly, each of Christopher Phillips, JDI, JDI Antarctica and the Protected Buyer further acknowledge and agree that: (a) System1 will not be required to, and will not, make any future payments with respect to the Fourth Bonus Pool, including any Deferred Bonus Pool Payments, to any Year 3 Eligible Recipient, (b) neither Christopher Phillips nor the System1 Board will be entitled to allocate any amounts of the Fourth Bonus Pool among any Year 3 Eligible Recipients and (c) none of System1, the System1 Board, Christopher Phillips, Protected UK or the Year 3 Eligible Recipients will have any rights or obligations pursuant to Section 12.11(a) of the BCA.
V.The parties hereto hereby amend the Consent to include the following additional provisions set forth below immediately following Section 8 of the Consent:
“Pursuant to Section 12.11(b) of the BCA, if, on or prior to December 31, 2024, Protected LTM Cash EBITDA (the “2024 Earnout Threshold”) has equaled or exceeded $65,000,000, as reasonably determined by the board of directors of System1 (the “System1 Board”), acting in good faith, System1 is required to make available, promptly following December 31, 2024, a bonus pool of a number of shares (the “Year 4 Stock Bonus Pool”) of class A common stock, par value $0.0001 per share, of System1 (“System1 Class A Common Stock”) equal to $50,000,000 divided by the volume weighted average trading price of System1 Class A Common Stock (as reported by Bloomberg L.P. or, if not reported therein, another authoritative source chosen by System1) for the 20 consecutive Trading Days ending on (and including) the Trading Day that is 5 Trading Days prior to the due date for payment of the Year 4 Stock Bonus Pool, which shall be paid to Year 4 Eligible Recipients, in fully-vested shares of System1 Class A Common Stock, subject to applicable tax withholding, no later than thirty (30) days following December 31, 2024, and shall be allocated among Year 4 Eligible Recipients as determined by Christopher Phillips in his sole discretion (or, if Christopher Phillips is not an employee, consultant, independent contractor or director of System1 and its Subsidiaries (a “System1 Service Provider”) as of December 31, 2024 (other than as a result of a non-Cause termination by System1 or its Subsidiaries), by the System1 Board).

VI.Each of Christopher Phillips, JDI, JDI Antarctica and the Protected Buyer acknowledge and agree that any obligation to issue shares of System1 Class A Common Stock to any Year 4 Eligible Recipients in respect of the Year 4 Stock Bonus Pool was intended to be the obligation of System1 and not of the other BCA Parties, JDI or Protected UK and each of Christopher Phillips, JDI, JDI Antarctica and the Protected Buyer have no further entitlement in the event of, and following, any disposition of Protected UK by System1 and its subsidiaries and as a result of the Protected Divestiture there will be no issuances of System1 Class A Common Stock made with respect to the Year 4 Stock Bonus Pool (irrespective of whether the Protected LTM Cash EBITDA meets or exceeds or might be considered to meet or exceed the 2024 Earnout Threshold as of December 31, 2024), notwithstanding any provision of the BCA to the contrary. Accordingly, each of Christopher Phillips, JDI, JDI Antarctica and the Protected Buyer further acknowledge and agree that: (a) System1 will not be required to and will not make the Year 4 Stock Bonus Pool available to be paid to any Year 4 Eligible Recipients, (b) neither Christopher Phillips nor the System1 Board will be entitled to allocate the Year 4 Stock Bonus Pool among any Year 4 Eligible Recipients and (c) none of System1, the System1 Board, Christopher Phillips, Protected UK or the Year 4 Eligible Recipients will have any rights or obligations pursuant to Section 12.11 of the BCA.
VII.Each of the parties hereto (a) acknowledges that the performance of the obligations contemplated by this Amendment shall not be deemed to breach the terms of any representation and warranty, covenant or term of the BCA, and (b) hereby waives any breach of any representation and warranty, covenant or term of the BCA, with respect to the matters set forth in this Amendment.
VIII.This Amendment is limited to the matters expressly mentioned above, and except as expressly acknowledged and agreed herein, all provisions of the BCA remain in full force and effect. This Amendment shall not be construed as an agreement to any other action by the parties hereto, except as expressly provided for herein. This Amendment shall be subject to the terms of Section 1.02 and Article XV of the BCA, which are incorporated herein by reference, in each case, mutatis mutandis and this Amendment and the terms hereof are confidential and shall not be disclosed by any party hereto, except as required by applicable law, rule or regulation.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

SYSTEM1, INC.
By:	/s/ Michael Blend
Name:	Michael Blend
Title:	Chief Executive Office and Chairman of the Board

[Signature Page to Conditional Consent, Waiver and Acknowledgement]

TOTAL SECURITY LIMITED (FORMERLY PROTECTED.NET GROUP LIMITED)
By:	/s/ Michael Blend
Name:	Michael Blend
Title:	Chief Executive Officer and Chairman of the Board
[Signature Page to Conditional Consent, Waiver and Acknowledgement]

By:	/s/ Christopher Phillips
Name:	Christopher Phillips

[Signature Page to Conditional Consent, Waiver and Acknowledgement]

JUST DEVELOP IT LIMITED
By:	/s/ Christopher Phillips
Name:	Christopher Phillips
Title:	Director

JDI ANTARCTICA LIMITED
By:	/s/ Christopher Phillips
Name:	Christopher Phillips
Title:	Director

JDI ANTARCTICA SUB II LIMITED
By:	/s/ Christopher Phillips
Name:	Christopher Phillips
Title:	Director
[Signature Page to Conditional Consent, Waiver and Acknowledgement]